Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Worthington Industries, Inc.:

We consent to the incorporation by reference in the registration statements:

•	Form S-3 No. 333-219349 pertaining to the shelf registration of common shares, without par value, and debt securities of Worthington Industries, Inc.;
•	Forms S-8 Nos. 033-57981 and 333-168421 pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan;
•	Forms S-3 Nos. 333-48627 and 333-168418 pertaining to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan;
•	Forms S-8 Nos. 333-42849, 333-191668, and 333-234157 pertaining to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan, as amended;
•	Form S-8 No. 333-109619 pertaining to the Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan, as amended;
•	Forms S-8 Nos. 333-137614 and 333-177237 pertaining to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors, as amended;
•	Form S-8 No. 333-126183 pertaining to the Worthington Industries, Inc. Retirement Savings Plan for Collectively Bargained Employees;
•	Form S-8 No. 333-169769 pertaining to the Worthington Industries, Inc. 2010 Stock Option Plan, as amended;
•	Form S-8 No. 333-198203 pertaining to the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors, as amended;
•	Form S-8 No. 333-198201 pertaining to the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, as amended;
•	Form S-8 No. 333-198200 pertaining to the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan, as amended; and
•	Form S-8 No. 333-198199 pertaining to the Worthington Industries, Inc. Deferred Compensation Plan for Directors, as amended of our reports dated July 30, 2020, with respect to the consolidated balance sheets of Worthington Industries, Inc. as of May 31, 2020 and 2019, the related consolidated statements of earnings, comprehensive income, equity, and cash flows for each of the years in the three-year period ended May 31, 2020, and the related notes and financial statement schedule II - valuation and qualifying accounts, and the effectiveness of internal control over financial reporting as of May 31, 2020, which reports appear in the May 31, 2020 annual report on Form 10‑K of Worthington Industries, Inc.

Our report dated July 30, 2020, on the consolidated financial statements refers to the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), effective June 1, 2018, and the adoption of Accounting Standards Update 2016-02, Leases (Topic 842), effective June 1, 2019.

/s/ KPMG LLP

Columbus, Ohio

July 30, 2020